UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
MOBILE MINI, INC.
(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None

(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 27, 2006, Mobile Mini, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2006. On the same date, Mobile Mini, Inc. filed its current report on Form 8-K, to which a copy of the press release was furnished as Exhibit 99.01. In that current report, Mobile Mini provided a reconciliation of net income to EBITDA. Mobile Mini typically also provides a reconciliation of EBITDA to net cash provided by operating activities in connection with its earnings press releases. However, at the time of filing the prior current report, that data was not available. This current report sets forth below a reconciliation of EBITDA to net cash provided by operating activities (in thousands), which includes the effects of rounding:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
EBITDA	$28,618	$24,548	$52,179	$43,583
Senior Note redemption premiums	(4,987)	—	(4,987)	—
Interest paid	(3,827)	(1,756)	(14,726)	(11,011)
Income and franchise taxes paid	(46)	(129)	(111)	(216)
Amortization of share-based compensation	781	—	1,535	—
Gain on sale of lease fleet units	(1,301)	(932)	(2,232)	(1,722)
Loss on disposal of property, plant and equipment	11	17	40	434
Deferred income taxes	(1,055)	125	(1,057)	197
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	(6,851)	(1,283)	(5,374)	(2,088)
Inventories	(1,388)	(6,039)	(2,391)	(8,621)
Deposits and prepaid expenses	283	1,166	290	1,253
Other assets and intangibles	257	(5)	47	21
Accounts payable and accrued liabilities	10,188	4,419	7,483	5,120

Net cash provided by operating activities	$20,683	$20,131	$30,696	$26,950

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: July 31, 2006	/s/ Lawrence Trachtenberg

	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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